UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2009

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective July 9, 2009, the Board of Directors (the “Board”) of DexCom, Inc. (the “Company”) appointed Eric Topol, M.D. as a Class III director (term to expire in 2011). Initially, Dr. Topol will not be serving on any committees of the Board, although it is expected that Dr. Topol will serve on the Compensation Committee of the Board. Dr. Topol will be entitled to receive standard non-employee director compensation, including: (i) an annual retainer in the form of an option grant with a Black-Scholes value of $30,000; (ii) upon joining the Board, a non-qualified option grant with a Black-Scholes value equal to $300,000, which option will vest, subject to continued service to the Company as a director, monthly over 36 months from the date of grant; and (iii) for each additional year that he serves as a director, Dr. Topol will be granted an additional non-qualified option with a Black-Scholes value equal to $125,000, which option will vest, subject to continued service to the Company as a director, monthly over 12 months from the date of grant. The exercise price for all option grants will be equal to their fair market value on the date of grant. On July 9, 2009, the Company issued a press release regarding the appointment of Dr. Topol. The full text of the press release is attached as Exhibit 99.01 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.01	Press Release dated July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ John Lister
John Lister Vice President of Legal Affairs

Date: July 9, 2009

Exhibit Index

Exhibit Number	Description of Exhibit
99.01	Press Release dated July 9, 2009.